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                                                                    EXHIBIT 23.4

                                                                December 8, 1997


Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada 89109


                          Riviera Holdings Corporation
                       10% First Mortgage Notes due 2004


         Reference is made to the Registration Statement on Form S-4, Registration No. 333-35291, together with the amendments thereto (the "Registration Statement") filed by Riviera Holdings Corporation, and the additional registrants specified in the Registration Statement.

         We hereby consent to the use of our name and to being named as experts under the caption "Business - Regulation and Licensing" pertaining to matters of law and legal conclusions concerning Colorado gaming laws, in the prospectus which is included in the Registration Statement.


                                           /s/ EDWARD McGRATH
                                           --------------------------------
                                           Holme Roberts & Owen LLP